Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
BroadVision, Inc.

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13846, 333-109709, 333-97521, 333-63798, 333-35114, 333-62619, and 333-14057) of our report dated March 26, 2007 relating to the consolidated financial statements and schedule of BroadVision, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California
March 26, 2007